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SETTLEMENT AGREEMENT

THIS AGREEMENT is made and entered into as of October 14, 2004 ("Effective Date"), by and between MONOGEN, INC., a Nevada corporation with a business address at 1033 Butterfield Road, Vernon Hills, IL 60061 ("MonoGen"), MOLECULAR DIAGNOSTICS, INC., a Delaware corporation with a business address at 414 North Orleans Street, Suite 510, Chicago, IL 60610 ("MDI"), and ACCUMED INTERNATIONAL, INC., a Delaware corporation with a business address at 414 North Orleans Street, Suite 510, Chicago, IL 60610 ("AccuMed"). MDI, AccuMed, and their Affiliates, jointly and severally, shall be referred to as the "MDI Group" in this Agreement.

RECITALS

A. AccuMed, MonoGen, and MDI are parties to a License Agreement, dated December 29, 2000, by which AccuMed granted to MonoGen a license to certain technology ("AccuMed-MonoGen License").

B. Oncometrics Imaging Corp. ("Oncometrics"), prior to its dissolution, a Yukon Territory corporation and wholly-owned subsidiary of AccuMed, MonoGen, and MDI are parties to a License Agreement, dated December 29, 2000, by which Oncometrics granted to MonoGen a license to certain technology ("Oncometrics-MonoGen License").

C. In September 2001, MDI acquired AccuMed and Oncometrics and now maintains AccuMed as a wholly-owned subsidiary of MDI.

D. MDI Group and MonoGen are parties to a Services Agreement, dated October 1, 2001 ("Services Agreement").

E. Several disputes arose between MonoGen and MDI Group concerning the AccuMed-MonoGen License, the Oncometrics-MonoGen License, and the Services Agreement.

F. In July 2002, MonoGen initiated an arbitration proceeding against MDI Group by filing a Demand for Arbitration with the American Arbitration Association (AAA File No. 51 Y 181 01273 02) ("Arbitration Proceeding").

G. MDI Group and MonoGen executed an Agreement on AccuMed and Oncometrics Technology, dated December 23, 2002 ("Technology Agreement").

H. MDI Group and MonoGen wish to resolve their disputes concerning the AccuMed-MonoGen License, the Services Agreement, and the Technology Agreement, in accordance with the terms and conditions of this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and conditions set forth in this Agreement, and other valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

1. Definitions. In this Agreement, the following terms shall have the following meanings:

"AccuMed Patent Rights" shall mean: (a) the U.S. and other patents and applications listed in Exhibit A to this Agreement; (b) the U.S. and other patents that issue from the applications so listed; (c) all U.S. and other patents that issue from applications claiming or capable of claiming priority to any of the foregoing patents or patent applications; (d) all continuations, continuations-in-part, divisionals, re-examinations, reissues, and extensions of any of the foregoing; and (e) all counterparts of any of the foregoing.

"AccuMed Technology" shall mean: (a) all AccuMed Patent Rights; (b) all other intellectual property rights (including copyrights, trade secrets, know-how, and information) owned by, licensed to, or controlled by AccuMed or Oncometrics as of December 29, 2000, and/or as of September 15, 2001, and (c) all intellectual property rights owned by, licensed to, or controlled by MDI Group as of the Effective Date, arising out of, derived from, or relating directly to, or necessary to practice the intellectual property rights set forth in the foregoing clauses (a) and (b). AccuMed Technology shall include, without limitation, all intellectual property rights contained, described, or included (i) on the computer disk provided by MDI Group under a cover letter dated June 7, 2004, from John L. Conlon, Esq. of Schwartz, Cooper, Greenberger & Krauss, counsel to MDI Group, to Marianne C. Holzhall, Esq., of Foley & Lardner LLP, counsel to MonoGen, and/or (ii) in the Documents delivered to MonoGen pursuant to Sections 2.1 and 2.3 hereof. AccuMed Technology, however, shall not include any Ampersand Technology or any patents or applications licensed to MonoGen pursuant to the Oncometrics-MonoGen License.

"Affiliate" shall mean, with respect to a party, any corporation, limited liability company, partnership, or other business entity controlled by, controlling, or under common control with such party. "Control" shall mean the direct or indirect ownership of more than fifty percent (50%) of the voting power of or of the equity interest in the business entity at issue.

"Ampersand Technology" shall mean any and all copyrights, patent rights, trade secrets, know-how, and intellectual property or rights therein owned by Ampersand Medical Corp., a Delaware corporation, as of September 15, 2001, a date prior to the effective date of the merger transaction involving MDI and AccuMed.

"Claims" shall include (a) all debts, liabilities, and obligations, (b) all losses, damages (including, without limitation, consequential damages), judgments, awards, penalties, and settlements, (c) all demands, claims, suits, actions, causes of action, proceedings, and assessments, whether or not ultimately determined to be valid, and (d) all costs and expenses (including, without limitation, prejudgment and other interest in any litigated or arbitrated matter, court, arbitration, and mediation costs, and fees and expenses of attorneys and expert witnesses) of investigating, defending, or asserting any of the foregoing or of enforcing this Agreement or the other documents and instruments executed and delivered pursuant to this Agreement.

"Confidential Information" shall mean any and all business, financial, marketing, operational, product, scientific, technical, and other information, in whatever format or media, whether or not copyrightable or patentable, and whether disclosed orally or in writing or by visual inspection, which is of a confidential, trade secret, or proprietary character. Notwithstanding anything else to the contrary in the foregoing sentence, "Confidential Information" shall not include information: (a) that is in the public domain prior to disclosure by

disclosing party, (b) that enters the public domain through no act or omission of receiving party, (c) that has been disclosed, without restriction, to receiving party by a Third Party who had the right to make the disclosure, or (d) that is required to be disclosed by receiving party, to the extent demanded by subpoena or other validly issued federal, state, local, or foreign administrative or judicial process, but only to the extent reasonably necessary to so comply and only upon the provision to disclosing party of prior notice and an opportunity to restrict or prevent the disclosure.

"DiagnoCure Agreement" shall mean the Instrument Supply Agreement, dated September 19, 2003, by and between MDI and DiagnoCure, Inc.

"Documents" shall include all printed, written and graphic material of every kind and all retrievable information in computer storage, including software, source code, and proms.

"Prior Agreements" shall mean (a) the license granted to DiagnoCure, Inc., pursuant to Sections 9.2.1, 12.4, and 13.5 of the DiagnoCure Agreement, and (b) the license granted to Ventana Medical Systems, Inc., pursuant to Sections 3.2, 3.3, 6.2, and 6.4 of the Ventana Agreement.

"Third Party" shall mean any person other than MDI Group or MonoGen and its Affiliates.

"Ventana Agreement" shall mean the Agreement and Mutual Release, dated November 2003, by and between MDI and Ventana Medical Systems, Inc.

2. AccuMed Technology.

2.1. Assignment.

a. MDI Group hereby assigns, conveys, and transfers to MonoGen all of MDI Group's right, title, and interest in and to all AccuMed Technology. MDI Group hereby assigns, conveys, and transfers to MonoGen all Documents containing, describing, or including AccuMed Technology (including any copyright therein), including, without limitation, (a) all Documents placed in escrow pursuant to the AccuMed-MonoGen License, (b) all marketing, product, technical, and other Documents containing, describing or including AccuMed Technology, and (c) all Documents containing, describing, or including the EMC/CE compliance and U.L. inspection of the AcCell units described in Section 2.2(a)(ii) hereof.

b. Within seven (7) business days of the Effective Date, MDI Group, at its expense, shall deliver to MonoGen, at MonoGen's business office set forth herein, all Documents containing, describing or including AccuMed Technology, and MDI Group's patent counsel shall deliver to MonoGen's patent counsel designated by MonoGen all Documents and prosecution and other files concerning AccuMed Patent Rights held by MDI's patent counsel. Thereafter, MDI Group shall deliver to MonoGen a sworn certificate of complete disclosure of such AccuMed Technology.

c. Simultaneously with its delivery of this Agreement, MDI Group shall execute and deliver to MonoGen all additional assignments and other instruments provided by MonoGen reasonably necessary to consummate the foregoing transactions. For twelve (12) months from the Effective Date, MDI Group agrees to assist and cooperate, subject to MonoGen's reimbursement of MDI Group's reasonable out-of-pocket expenses, and in good

faith, with MonoGen in reviving any abandoned or lapsed or expired AccuMed Patent Rights, including the execution and delivery of any necessary or advisable assignments, documents, or instruments provided by MonoGen. As long as the License Agreement attached hereto as Exhibit D and delivered simultaneously herewith remains in force, and upon MDI Group's written request, MonoGen annually shall keep MDI Group informed of all material developments in MonoGen's efforts to revive any such abandoned or lapsed or expired AccuMed Patent Rights.

d. MonoGen, in its sole discretion, shall commercialize, prosecute, maintain, and defend AccuMed Patent Rights and AccuMed Technology. MDI Group acknowledges and agrees that, upon execution of this Agreement, and except to the extent permitted by Section 2.6 hereof and the License Agreement attached hereto as Exhibit D and executed simultaneously with this Agreement, MDI Group shall have no right, title, or interest in or to AccuMed Technology and no right or license to practice the AccuMed Technology.

2.2. <u>AcCell Units.</u>

a. MDI Group hereby assigns, conveys, and transfers to MonoGen all of the AcCell units (regardless of model) owned, possessed, or controlled by MDI Group as of the Effective Date. Such units consist of ten (10) AcCell units described as follows:

i. Each unit includes: one (1) AcCell 2001 Base with Slide Handler, one (1) Olympus BX-41 microscope with two (2) or more objectives, one (1) AcCell 2001 stage, and one (1) condenser adapter ring;

ii. All units have been refurbished to be EMC/CE compliant and have passed U.L. inspection (all documentation in MDI Group's possession or control concerning such compliance and inspection shall be provided with such units, including copies of any documentation held by a Third Party who conducted the refurbishment or inspection which documentation such Third Party provided or routinely would have provided to MDI Group as part of such refurbishment or inspection.);

iii. All units are configured as AcCell 2001 models (with Slide Handler); and

iv. All units are boxed in AcCell 2001 shipping boxes.

b. MDI Group hereby assigns, conveys, and transfers to MonoGen all spare parts for such AcCell units owned, possessed, or controlled by MDI Group as of the Effective Date.

c. Within seven (7) business days of the Effective Date, MDI Group, at its expense, shall deliver to MonoGen, at MonoGen's principal business offices, such AcCell units and spare parts.

2.3. <u>FDA Section 510(k) Clearances.</u>

a. MDI Group hereby assigns, conveys, and transfers to MonoGen all right, title, and interest in and to: (a) the Section 510(k) clearances (FDA Nos. K964689/S2 (8/18/1997) and K982786 (10/16/1998)) for the TracCell (R) 2000 Slide Mapping System, including any amendments or supplements to same, (b) the Section 510(k) notifications of intent to market, FDA submissions, and all correspondence to and from the FDA concerning such clearances, notifications, and submissions, (c) all similar submissions, reports, and

correspondence to and from foreign and international groups corresponding to the FDA, (d) all Documents containing, describing, or including any of the foregoing, including copies of FDA Establishment Registrations and Device Listings forms and submissions, and (e) any and all copyrights in any of the foregoing.

b. Within seven (7) business days of the Effective Date, MDI Group, at its expense, shall deliver to MonoGen, at MonoGen's principal business office, all Documents possessed or controlled by MDI Group as of the Effective Date described in the foregoing paragraph. Thereafter, within fifteen (15) business days of the Effective Date, MDI Group shall deliver to MonoGen a sworn certificate of complete disclosure of such Documents. Simultaneously with its delivery of this Agreement, MDI Group shall execute and deliver to MonoGen all additional assignments and other instruments provided by MonoGen and reasonably necessary to consummate the foregoing transactions.

2.4. Trademark. MDI Group hereby assigns, conveys, and transfers to MonoGen all of MDI Group's right, title, and interest in and to the mark TracCell (R) (Reg. No. 2,325,240), and all goodwill associated with such mark. Within seven (7) business days of the Effective Date, MDI Group, at its expense, shall deliver to the counsel designated by MonoGen all Documents containing, describing, or including such mark. Simultaneously with the delivery of this Agreement, MDI Group shall execute and deliver to MonoGen all additional assignments and other instruments provided by MonoGen and reasonably necessary to consummate the foregoing transactions.

2.5. Covenant Not to Sue. MDI Group hereby covenants not to sue MonoGen, its Affiliates, and their directors, officers, employees, licensees, customers, agents, and representatives (i) for any infringement or misappropriation of any AccuMed Technology, or (ii) for infringement or misappropriation of any patentable invention or improvement first conceived or reduced to practice (whether actually or constructively) on or before the Effective Date, by or on behalf of MDI Group, to the extent that any AccuMed Patent Rights cannot be practiced without infringing such invention or improvement or that such invention or improvement covers any AccuMed Patent Rights.

2.6. LabCorp Systems. MDI Group represents and warrants to MonoGen that Exhibit E to this Agreement contains a complete copy of all current and prior agreements between MDI Group and Laboratory Corporation of America (LabCorp) (formerly Dianon Systems) or an Affiliate thereof. MDI Group covenants that, except with respect to the routine maintenance of the three (3) AcCell Savant units, MDI Group will not amend or modify any such agreements and will not enter into any additional or new agreements or understandings with LabCorp or an Affiliate thereof with respect to the AccuMed Technology. Subject to MDI Group's fulfillment of MDI Group's obligations to MonoGen, MonoGen hereby covenants not to sue MDI Group for infringement or misappropriation of AccuMed Technology assigned, conveyed, and transferred to MonoGen under this Agreement, to the extent that MDI Group received or receives from LabCorp or an Affiliate thereof testing fees or other amounts from the operation by LabCorp or an Affiliate thereof or by MDI Group at Dianon Systems' former offices of up to three (3) AcCell Savant units; provided, however, that such units have not incorporated material improvements (other than compatibility improvements) to the AccuMed Patent Rights since January 1, 2003, and that MDI has not amended or modified or renewed any such agreements and has not entered into any additional or new agreements or understandings with LabCorp or an Affiliate thereof with respect to the AccuMed Technology. The restrictions contained herein do not apply to any upgrades made to the units not based on, arising out of, or derived from AccuMed Technology.

3. Status of Licenses.

3.1. AccuMed-MonoGen License. MDI Group and MonoGen hereby agree that the Services Agreement and the AccuMed-MonoGen License shall be and hereby are rescinded, terminated, and cancelled as of the Effective Date, and that the Technology Agreement, to the extent only that such agreement (including, without limitation, Section 4.f thereof) concerns the AccuMed-MonoGen License, shall be and hereby is rescinded, terminated, and cancelled as of the Effective Date.

3.2. Release by MDI Group. MDI Group, for itself and its successors, and assigns (collectively, "MDI Releasors"), hereby releases and forever discharges MonoGen, its Affiliates, successors, and assigns, and their directors, officers, and employees (collectively, "MonoGen Releasees") from any and all Claims that any of the MDI Releasors had, has, or may have against any of the MonoGen Releasees, arising out of or relating to the Technology Agreement (to the extent only that the Technology Agreement, including, without limitation, Section 4.f thereof, concerns the AccuMed-MonoGen License), the Services Agreement, or the AccuMed-MonoGen License, or any rights or obligations thereunder.

3.3. Release by MonoGen. MonoGen, for itself and its Affiliates, successors, and assigns (collectively, "MonoGen Releasors"), hereby releases and forever discharges MDI Group and its successors and assigns, and their directors, officers, and employees (collectively, "MDI Releasees"), from any and all Claims that any of the MonoGen Releasors had, has, or may have against any of the MDI Releasees, arising out of or relating to the Technology Agreement (to the extent only that the Technology Agreement, including, without limitation, Section 4.f thereof, concerns the AccuMed-MonoGen License), the Services Agreement, or the AccuMed-MonoGen License, or any rights or obligations thereunder. Notwithstanding anything else to the contrary in this Section 3.3, and except to the extent that a Claim is based on the sale by MDI Group on or before the Effective Date of up to five (5) AcCell 2001 Workstations to DiagnoCure or Ventana, the supply by MDI Group on or before the Effective Date of replacement parts for such Workstations, or the servicing by MDI Group on or before the Effective Date of such Workstations, none of the MonoGen Releasors hereby releases and forever discharges any MDI Releasee from any Claim that such MonoGen Releasor had, has, or may have against such MDI Releasee, to the extent that any such Claim is based on or is attributable to the exercise by or on behalf of DiagnoCure and its Affiliates and successors and assigns or Ventana and its Affiliates and successors and assigns of their rights under, respectively, the DiagnoCure Agreement and the Ventana Agreement.

3.4. Prior Agreements. MDI Group hereby covenants to MonoGen that MDI Group will not amend or modify or renew the DiagnoCure Agreement or the Ventana Agreement, will not assign, convey, or transfer the DiagnoCure Agreement or the Ventana Agreement or any rights or duties thereunder, will not approve or consent (without MonoGen's prior written approval or consent) to the assignment, conveyance, transfer, or sub-licensing by the other party of the DiagnoCure Agreement or the Ventana Agreement or any rights or duties thereunder, and, except to the extent permitted by the License Agreement, will not enter into any new agreement or understanding with any Third Party with respect to the AccuMed Technology. MDI Group hereby acknowledges and agrees that MonoGen is not assuming any liabilities of MDI Group under any agreement or understanding with any Third Party (including, without limitation, under the DiagnoCure Agreement or the Ventana Agreement), and that no such liabilities shall be deemed to be assigned, conveyed, delegated, or transferred to MonoGen. Notwithstanding anything else to the contrary in this Agreement, nothing in this

Agreement shall constitute or shall be deemed any admission by MonoGen concerning the enforceability, scope or validity of the DiagnoCure Agreement or the Ventana Agreement or any rights or duties thereunder.

4. Consideration.

4.1 Payment. Simultaneously with its delivery of its executed copy of this Agreement, MDI Group shall deliver to MonoGen an executed promissory note in the amount of $305,000, in the form of Exhibit F attached hereto.

4.2. Arbitration Proceeding. Upon the execution and delivery by MDI Group of the documents required by Sections 2.1, 2.3, 2.4, and 4.1 hereof, and upon delivery by MDI Group of units and spare parts required by Section 2.2 hereof, MonoGen and MDI Group promptly shall take all appropriate action to dismiss all claims in the pending Arbitration Proceeding, except those arising from the Oncometrics-MonoGen License.

5. Covenants.

5.1. Future Cooperation. MDI Group hereby covenants and agrees to execute and deliver promptly to MonoGen any and all additional assignments, bills of sale, documents of title, covenants, certificates, agreements, contracts, receipts, and such other documents and instruments in writing of whatever kind and nature provided by MonoGen that MonoGen deems reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.

5.2. Confidential Information.

5.2.1. Non-Disclosure. At all times after the Effective Date, MDI Group, subject to the terms of the License Agreement attached hereto as Exhibit D and delivered simultaneously with this Agreement, shall keep and maintain in strictest confidence any and all Confidential Information disclosed or otherwise made available, directly or indirectly, by or on behalf of MonoGen, its Affiliates, and their directors, officers, and employees ("MonoGen Confidential Information"). Similarly, MDI Group shall not disclose or otherwise make available, directly or indirectly, for any reason whatsoever, to a Third Party, such MonoGen Confidential Information, and shall not use or attempt to use, directly or indirectly, for its benefit, for the benefit of a Third Party, or to the detriment of MonoGen and its Affiliates, any such MonoGen Confidential Information. MDI Group acknowledges and agrees that, upon execution of this Agreement, AccuMed Technology (subject to the exclusions in the definition of "Confidential Information" in Section 1 hereof) constitutes MonoGen Confidential Information.

MonoGen acknowledges and agrees that, subject to the exclusions in the definition of "Confidential Information" in Section 1 hereof, the information contained in Exhibit C hereto and any unpublished patent application listed in Exhibit C and provided by MDI Group shall mean "MDI Confidential Information". At all times after the Effective Date, MonoGen shall keep and maintain in strictest confidence all MDI Confidential Information, shall not disclose or otherwise make available, directly or indirectly, for any reason whatsoever, to a Third Party, any MDI Confidential Information, and shall not use or attempt to use, directly or indirectly, for its benefit, for the benefit of a Third Party, or to the detriment of MDI Group any MDI Confidential Information.

5.2.2. Ownership. MDI Group acknowledges and agrees that any and all MonoGen Confidential Information, and all physical embodiments thereof, are confidential to and shall be and shall remain the sole and exclusive property of MonoGen. MonoGen acknowledges and agrees that any and all MDI Confidential Information, and all physical embodiments thereof, are confidential to and shall be and shall remain the sole and exclusive property of MDI Group.

5.2.3. Return. Upon the request of MonoGen, MDI Group promptly shall deliver to MonoGen, or promptly shall destroy, at MonoGen's sole discretion, all MonoGen Confidential Information, including all physical embodiments thereof, then in the custody, control, or possession of MDI Group. Upon MonoGen's written request, MDI Group promptly shall provide to MonoGen a written certification of the return or destruction of all MonoGen Confidential Information.

Upon the request of MDI Group, MonoGen promptly shall deliver to MDI Group, or promptly shall destroy, at MDI Group's sole discretion, all MDI Confidential Information (other than Exhibit C hereto), including all physical embodiments thereof, then in the custody, control, or possession of MonoGen. Upon MDI Group's written request, MonoGen promptly shall provide to MDI Group a written certification of the return or destruction of all such MDI Confidential Information.

5.2.4. Notice of Unauthorized Use. MDI Group promptly shall inform MonoGen if MDI Group should become aware of the use or possession of MonoGen Confidential Information by a Third Party not authorized to use or possess MonoGen Confidential Information. MonoGen promptly shall inform MDI Group if MonoGen should become aware of the use or possession of MDI Confidential Information by a Third Party not authorized to use or possess MDI Confidential Information.

5.3. Press Release. MonoGen and MDI Group each covenants to the other that upon their exchange of executed copies of this Agreement, they jointly shall issue the press release attached to this Agreement as Exhibit G.

6. Representations and Warranties.

6.1. General. MonoGen, MDI, and AccuMed each make the following representations and warranties to the other, each of which is true and correct as of the Effective Date, and shall be unaffected by any investigation heretofore or hereafter made by the other or by any knowledge of the other except as disclosed in an exhibit hereto.

a. Corporate. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. It has all requisite corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered pursuant hereto, and to perform in full the obligations contemplated hereby and thereby.

b. Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and the performance by it of the obligations contemplated hereby and thereby have been duly approved and authorized. No other or further corporate act or proceeding on its part is necessary to approve or authorize this Agreement or such other documents or instruments or the performance of such obligations. This Agreement constitutes, and when executed and

delivered all other documents and instruments required hereunder to be executed and delivered by it, will constitute, valid and binding agreements on its part, enforceable generally in accordance with their respective terms and conditions, except as may be limited by laws of general applicability relating to bankruptcy or insolvency, and by general principles of equity.

c. No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by it pursuant hereto, nor the performance by it of the obligations contemplated hereby and thereby (i) will violate any applicable statute, law, ordinance, rule, or regulation, or any order, writ, injunction, judgment, plan, or decree of any governmental body, (ii) will require, except as contemplated by the transactions described in Section 2.3, any authorization, consent, approval, exemption, or other action by or notice to any governmental body, or (iii) except as set forth in the Promissory Note attached hereto as Exhibit F and executed simultaneously with this Agreement, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, claim, pledge, license, assessment, covenant, restriction, charge, or other encumbrance of any nature whatsoever upon any of its assets or properties under, any term or condition of its charter or bylaws or of any contract, commitment, understanding, arrangement, or restriction of any kind or character to which it or any Affiliate thereof is a party or by which it or any Affiliate thereof or any of their assets or properties may be bound or affected.

d. Advice of Counsel. It has had the benefit of legal counsel throughout the negotiation of the transactions and the settlement contemplated by this Agreement and the other documents and instruments to be executed and delivered pursuant to this Agreement as well as the preparation and execution of this Agreement and such other documents and instruments. It has considered and evaluated the economic costs and benefits of such transactions and settlement and has determined that such transactions and settlement are fair, reasonable, and in its best interests.

6.2. MDI Group. MDI Group makes the following representations and warranties to MonoGen, each of which is true and correct as of the Effective Date, and shall be unaffected by any investigation heretofore or hereafter made by MonoGen or by any knowledge of MonoGen except as disclosed in an exhibit hereto.

a. Title. Except for (i) the AccuMed-MonoGen License, (ii) security interests held by MonoGen, (iii) the rights described in Section 2.6 above, (iv) the Prior Agreements, and (v) the License Agreement attached hereto as Exhibit D and delivered simultaneously with this Agreement, AccuMed has good and marketable title to all AccuMed Technology and to all AcCell units and spare parts delivered pursuant to Section 2.2, free and clear of all liens, security interests, claims, pledges, licenses, assessments, covenants, charges, or other encumbrances of any nature. AccuMed is the sole owner of all right, title, and interest in and to all AccuMed Patent Rights and to all such AcCell units and spare parts, and to MDI Group's knowledge no Third Party has any right, title, or interest in or to AccuMed Technology, including any right to receive royalties or other consideration therefrom. MDI Group does not pay royalties or other consideration for the right to use AccuMed Technology or such AcCell units and spare parts. None of AccuMed Technology or such AcCell units and spare parts is subject to any restriction with respect to the assignability and transferability thereof, and AccuMed has complete and unrestricted power and right to assign, convey, and transfer all AccuMed Technology and all such AcCell units and spare parts to MonoGen.

b. Compliance. All AccuMed Patent Rights (other than AccuMed Patent Rights listed in Exhibit B to this Agreement) are enforceable and in good standing and, to the best of MDI Group's knowledge, valid; and the payment of all filing, examination, annuity, maintenance, renewal, and other fees relating to AccuMed Patent Rights (other than AccuMed Patent Rights listed in Exhibit B to this Agreement) is current. No AccuMed Patent Rights have been or are involved now in an interference, reissue, reexamination, or opposition proceeding, and no such proceeding has been threatened in writing. To the best of MDI Group's knowledge, except as disclosed in the prosecution histories for the AccuMed Patent Rights provided to MonoGen or its patent counsel, no patent, patent application, printed publication, or prior art of a Third Party exists that conflicts with, affects adversely the scope of, raises a substantial issue of patentability with respect to, or impacts adversely the validity of any AccuMed Patent Rights.

c. Controversies. Except with respect to the Arbitration Proceeding, and the pending arbitration proceeding commenced by British Columbia Cancer Agency ("BCCA") (BCICAC File No. DCA-771), no litigation is pending now or was pending at any time during the last two (2) years, and, to the best of MDI Group's knowledge, no litigation has been threatened in writing during the last two (2) years (i) alleging that MDI Group engaged in any activity or conduct that infringes upon, misappropriates, violates, or constitutes the unauthorized use of any patent rights, trade secrets, know-how, or confidential information of a Third Party, or (ii) challenging the ownership, scope, use, validity, or enforceability of any AccuMed Technology. No Third Party, to the best of MDI Group's knowledge, is infringing, misappropriating, violating, or using without authorization AccuMed Technology, and no claims by MDI Group alleging the foregoing have been brought by MDI Group or are pending now against a Third Party.

d. Third-Party Agreements. Subject to Section 2.6 of this Agreement, and except for the Prior Agreements, no Third Party (including, without limitation, DiagnoCure, Perceptronix Medical, Targeted Molecular, TissueInformatics, Trestle, Ventana Medical Systems, Waddell Developments, and their Affiliates and assignees) has any right, title, or interest (including license) in or to AccuMed Patent Rights or AccuMed Technology. Subject to Section 2.6 hereof, and except for the Prior Agreements, any and all prior agreements between MDI Group and each of the foregoing listed companies have expired or have been rescinded, terminated, and cancelled and no longer are in force, and no current agreements between MDI Group and any of such listed companies exist or are in force. Since January 1, 2001, MDI Group has not received revenues or other consideration in excess of U.S. $475,000 in total from such listed companies with respect to the use of the AccuMed Technology. Nothing in any Prior Agreement shall limit or restrict MonoGen's right to practice or utilize the AccuMed Technology.

e. MDI Group Patent Rights. Exhibit C to this Agreement contains an accurate and complete list of all patents and patent applications in which MDI Group now or at any time since December 29, 2000, has or had an interest, specifying whether same are or were owned by or controlled by MDI Group.

6.3. Disclaimer. Except as set forth in this Agreement or the documents or instruments to be executed and delivered pursuant to this Agreement, MDI Group and MonoGen each disclaim any and all warranties with respect to the AccuMed Technology, including, without limitation, all warranties, express or implied, of merchantability, fitness for a particular purpose and non-infringement.

7. <u>Indemnification.</u>

7.1. <u>General.</u> Subject to the terms and conditions of this Section 7, MDI Group and MonoGen each shall indemnify, defend, and hold harmless the other, its Affiliates, and their directors, officers, and employees from and against all Claims asserted against, resulting from, imposed upon, or incurred by any of the indemnified parties, directly or indirectly, by reason of, arising out of, or resulting from: (a) the inaccuracy or breach of any representation or warranty of the indemnifying party contained in or made pursuant to this Agreement or the other documents and instruments executed and delivered pursuant hereto, and (b) the breach of any covenant or obligation of the indemnifying party contained in this Agreement or the other documents and instruments executed and delivered pursuant hereto. In addition, subject to the terms and conditions of this Section 7, MDI Group and MonoGen each shall indemnify and defend the other, its Affiliates, and their directors, officers, and employees from and against all Claims of Third Parties asserted against, resulting from, imposed upon, or incurred by any of the indemnified parties, directly or indirectly, by reason of, arising out of, or resulting from any act or omission on or before the Effective Date of the indemnifying party concerning the AccuMed Technology. Further, subject to the terms and conditions of this Section 7, MDI Group shall indemnify, defend, and hold harmless MonoGen, its Affiliates, and their directors, officers, and employees from and against all Claims asserted against, resulting from, imposed upon, or incurred by any of the indemnified parties, directly or indirectly, by reason of, arising out of, or resulting from the DiagnoCure Agreement, the Ventana Agreement, or any liens, security interests (other than those held by MonoGen), claims, pledges, licenses, assessments, covenants, charges, or other encumbrances of any nature in the AccuMed Technology as of the Effective Date.

7.2. <u>Notice and Defense.</u> A party to be indemnified hereunder shall give the party from whom indemnification is sought prompt written notice of any Claim subject to indemnification hereunder, and the indemnifying party shall undertake the defense of such Claim by legal counsel reasonably chosen by it. The failure to give prompt written notice shall not affect the indemnifying party's duty or obligation under this Section 7, except to the extent that the indemnifying party is prejudiced thereby. As long as the indemnifying party is defending any such Claim actively and in good faith, the indemnified party shall not settle such Claim and shall give its reasonable cooperation to the indemnifying party. The indemnifying party promptly shall keep the indemnified party informed of all material developments in defending any such Claim and promptly shall provide the indemnified party with copies of all material correspondence, pleadings and other documents as to such Claim.

7.3. <u>Failure to Defend.</u> If the indemnifying party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the indemnified party shall have the right to undertake the defense, compromise, or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the indemnifying party, and the indemnifying party thereafter shall have no right to challenge the indemnified party's defense, compromise, settlement, or consent to judgment.

7.4. <u>Indemnified Party's Rights.</u> Notwithstanding anything else to the contrary in this Section 7, if a reasonable probability exists that a Claim may affect materially and adversely the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right to defend, compromise, or settle such Claim. Notwithstanding anything else to the contrary in this Section 7, the indemnifying party, without the prior written consent of the indemnified party, shall not compromise or settle any

Claim or consent to the entry of any judgment which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all debts, liabilities, and obligations in respect of such Claim.

8. Resolution of Disputes.

8.1. Exchange of Statements. If a dispute between MDI Group and MonoGen arises with respect to any term or condition of this Agreement, MDI Group and MonoGen each, through its legal counsel, may provide to the other a written statement of such dispute. Within fourteen (14) days of its receipt of such written statement, the other party, through its legal counsel, shall provide the first party with its written statement of such dispute. Each such written statement shall set forth, in reasonable detail, the nature of such dispute, shall designate a senior officer to meet with a senior officer of the other party, and shall be accompanied by appropriate supporting documentation.

8.2. Meetings. Within fourteen (14) days of the first party's receipt of the other party's written statement, the parties, through their designated senior officers and legal counsel, shall meet, in person, to discuss, review, and use reasonable efforts to resolve such dispute.

8.3. Request for Mediation. If such dispute remains unresolved for a further period of fourteen (14) days after the initial meeting described in Section 8.2, either party may submit to the American Arbitration Association ("AAA") a written request for mediation in Chicago, IL. If such dispute involves primarily commercial issues, the mediator shall be selected from the AAA's panel of commercial mediators. If such dispute involves primarily technical issues, and upon a party's written request, the mediator shall be selected from the AAA's panel of mediators for patent disputes. The mediation shall take place pursuant to the AAA's then applicable rules for mediation of commercial disputes.

8.4. Mediation. Upon the selection of a mediator, the parties, within fourteen (14) days thereof, shall submit to the mediator their written statements and any appropriate supporting documentation. The mediator promptly shall discuss the dispute with the parties (separately and/or jointly at the mediator's sole discretion) and shall endeavor to resolve promptly the dispute by agreement. Any discussions in the mediation shall be without prejudice and shall not be cited in any later proceeding. Each party shall bear its own costs in the mediation and shall share equally the costs of the mediator.

8.5. Remedies Available at Law. If no agreement is reached within sixty (60) days of the appointment of a mediator, then each party may pursue any remedies available at law or in equity.

8.6. Injunctive Relief. Notwithstanding anything else to the contrary in this Section 8, in addition to all other remedies provided at law or in equity, each party hereto shall be entitled to seek and obtain a temporary restraining order, a permanent injunction, specific performance, or other injunctive or other relief to prevent a breach or threatened breach hereof. No claim, demand, action, or cause of action of MDI Group against MonoGen shall constitute a defense to the enforcement by MonoGen of this Agreement.

9. Miscellaneous.

9.1. Entire Agreement. This Agreement and the exhibits to this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof

and supersede all prior understandings and agreements between the parties with respect to such subject matter.

9.2. Waiver. The failure of a party to this Agreement at any time to require performance by another party to this Agreement of a term or condition of this Agreement shall not affect the right of the first party to require in the future performance of that or any other term or condition of this Agreement. To be effective, a waiver of a term or condition hereof must be in writing, signed by the party to be bound thereby. Unless otherwise provided expressly in writing, a waiver by a party to this Agreement of a breach of such a term or condition shall not be construed as a waiver of any continuing or succeeding breach of such term or condition, a waiver of such term or condition itself, or a waiver of any right under this Agreement.

9.3. Severability. If any part, term, or provision of this Agreement shall be held void, illegal, unenforceable, or in conflict with any applicable law or regulation, such part, term, or provision shall be replaced with a part, term, or provision which, to the extent possible, accomplishes the original business purpose of such part, term, or provision in a valid, legal, and enforceable manner, and the remaining parts, terms, and provisions of this Agreement shall remain binding upon the parties to this Agreement.

9.4. Assignment. MDI Group may assign, transfer, or encumber its rights hereunder or delegate its obligations hereunder to a Third Party, whether by act or deed, voluntarily or involuntarily, or by operation of law. Notwithstanding anything else to the contrary in this Section 9.4, MDI may assign or transfer this Agreement to the assignee or transferee of all or substantially all of its assets or its business to which this Agreement pertains, or to the surviving entity in the event of a merger involving MDI, provided, however, that MDI provides MonoGen with prior written notice of the assignment, transfer, or merger, with the name, principal place of business, and authorized officer of the assignee, transferee, or surviving entity, and with a copy of the applicable assignment, transfer, or merger instrument by which the assignee, transferee, or surviving entity agrees in writing to be bound by the terms and conditions of this Agreement. MonoGen, upon written notice to MDI Group, may assign or transfer this Agreement and its rights hereunder to the assignee or transferee of all or substantially all of its assets or its business to which this Agreement pertains or to the surviving entity in the event of a merger involving MonoGen.

9.5. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, each party to this Agreement, its Affiliates, and their respective permitted assigns and successors and assigns.

9.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois other than its choice of law principles, except that any question arising out of this Agreement as to the validity, construction, or effect of any patents shall be decided in accordance with the patent laws of the applicable jurisdiction.

9.7. Venue. Subject to Section 8 hereof, the parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement shall be commenced and prosecuted in its entirety in the federal or state courts having jurisdiction over Cook County, State of Illinois, each party hereby submitting to the personal jurisdiction thereof. The parties agree not to raise the objection that such courts are not a convenient forum.

9.8. Expenses. Each party shall bear its own legal costs and expenses arising out of the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby.

9.9. Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, distributorship, employer-employee, or joint venture relationship between the parties. No party shall incur any debts or make any commitments for any other party hereto except to the extent, if at all, specifically provided herein.

9.10 Designations/Notices. Any designations or notices made with respect to this Agreement shall be sent by certified U.S. mail, return receipt requested, or by a private courier providing a written confirmation of receipt, to the following addresses:

To: MonoGen

President
MonoGen, Inc.
1033 Butterfield Road
Vernon Hills, IL 60061

And

Samuel B. Sterrett, Jr.
Foley & Lardner LLP
Washington Harbour
3000 K Street, N.W., Suite 500
Washington, DC 20007-5143

To: MDI Group

Peter Gombrich
Denis O'Donnell
Molecular Diagnostics, Inc.
414 North Orleans Street, Suite 510
Chicago, IL 60610

And

John L. Conlon
Richard J. Firfer
Schwartz, Cooper, Greenberger & Krauss, Chartered
180 North LaSalle Street, Suite 2700
Chicago, Illinois 60601

9.11. Joint and Several Liability. The obligations of MDI and AccuMed shall be joint and several and may be enforced against each separately or against both jointly.

9.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.13. Authority to Sign. Each individual signing this Agreement on behalf of a party to this Agreement represents and warrants to the other parties to this Agreement that he or she is duly authorized to sign this Agreement on behalf of such party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Attest

____
Title:_________________

Attest

____
Title: Chairman

Attest

____
Title: Chairman

MONOGEN, INC.

By:___________________
Name:_________________
Title:_________________

MOLECULAR DIAGNOSTICS, INC.

By: ___________________
Name: Denis O'Donnell
Title: President / CEO

ACCUMED INTERNATIONAL, INC.

By: ___________________
Name: Denis O'Donnell
Title: President / CEO

Exhibit A: AccuMed Patent Rights
Exhibit B: Abandoned or Lapsed AccuMed Patent Rights
Exhibit C: MDI Group Patent Rights
Exhibit D: License Agreement
Exhibit E: LabCorp/Dianon Systems
Exhibit F Promissory Note
Exhibit G: Press Release